Exhibit 99
                           [UBS Investment Bank LOGO]
                                $320MM CMSI 04-2
                        Whole Loan 30YR Jumbo Fixed-Rate
                                 March 30, 2004



GWAC                                     6.000% +/- 10bps
Pass-Through                             5.50%
WAM                                      358 +/- 2 months
California                               50% approx.
WA LTV                                   70% approx.
W.A. Fico                                730 approx.
AAA Ratings                              2 of 3 (S&P, Fitch, or Moodys)
Estimated Subordination Level            2.80% approx.
Pricing Speed                            300% PSA
Settlement Date                          March 30, 2004


                            All numbers approximate.
                   All tranches subject to 5% size variance.

The information herein has been provided solely by UBS Securities LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.